UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2007

Tuesday Morning Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6250 LBJ Freeway
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2007, Tuesday Morning, Inc., Tuesday Morning Corporation and TMI Holdings, Inc. entered into an amendment to the existing five-year $210,000,000 revolving credit facility (the “Revolving Credit Facility”) with a syndicate of banks led by Wachovia Bank, National Association, as Administrative Agent.  This amendment to the Revolving Credit Facility provides for, among other things, (i) extension of the maturity date of the Revolving Credit Facility from December 22, 2009 to December 22, 2010; (ii) changes in applicable commitment fees and interest rates in connection with average leverage ratios; (iii) a reduction of the lenders’ revolving credit commitment from $210,000,000 to $200,000,000; and (iv) a requirement that for a period of 15 days each year, the principal amount of loans under the Revolving Credit Facility may not exceed $30,000,000.  A copy of the amendment to the Revolving Credit Facility is filed as Exhibit 10.1 hereto.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                             Exhibits

Exhibit Number	Exhibit Title

10.1

First Amendment to Credit Agreement dated as of April 18, 2007, by and among Tuesday Morning Inc., Tuesday Morning Corporation, TMI Holdings, Inc., the Lenders party to the Credit Agreement, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release issued April 20, 2007, announcing the First Amendment to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: April 20, 2007	By:	/s/ Elizabeth Schroeder
Elizabeth Schroeder
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1

First Amendment to Credit Agreement dated as of April 18, 2007, by and among Tuesday Morning Inc., Tuesday Morning Corporation, TMI Holdings, Inc., the Lenders party to the Credit Agreement, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release issued April 20, 2007, announcing the First Amendment to Credit Agreement